SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 29, 2006

Date of Report

(Date of earliest event reported)

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Results Way

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Definitive Material Agreement.

On November 29, 2006, DURECT Corporation entered into a development and license agreement with Nycomed Danmark ApS, a privately held European pharmaceutical company headquartered in Denmark, whereby the companies will jointly develop DURECT’s POSIDUR™ post-operative pain relief depot. Nycomed will have exclusive commercialization rights in Europe and other select countries, and DURECT will retain full ownership of POSIDUR in the U.S., Canada, Asia and other countries. Under the terms of the agreement, Nycomed will pay DURECT an upfront license fee of $14 million, with additional milestone payments of up to $188 million upon achievement of defined development, regulatory and sales milestones. The two parties will jointly direct and equally fund a development program for POSIDUR intended to secure regulatory approval in both the U.S. and the European Union (E.U.). DURECT has licensed to Nycomed the exclusive commercialization rights to POSIDUR™ in the E.U. and select other countries. In addition, DURECT will manufacture and supply the product to Nycomed for commercial sale in the territory licensed to Nycomed. Nycomed will pay DURECT blended royalties on sales in the defined territory of 15-40% depending on annual sales.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release of DURECT Corporation dated November 29, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: November 29, 2006	By:	/s/ James E. Brown
James E. Brown
President and Chief Executive Officer

DURECT CORPORATION

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of DURECT Corporation dated November 29, 2006